UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):  March 1, 2006



                  MONTGOMERY REALTY GROUP, INC.
      (Exact name of registrant as specified in its charter)


               Nevada                   000-30724         88-0377199
     (State or other jurisdiction of   (Commission     (I.R.S. Employer
      incorporation or organization)    File Number)   Identification No.)

            400 Oyster Point Blvd., Suite 415
            South San Francisco, California            94080
         (Address of principal executive offices)    (Zip Code)


                          (650) 266-8080
       (Registrant's telephone number, including area code)

                               N/A
  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 1, 2006, Montgomery Realty Group, Inc. entered into a Purchase and Sale Agreement and Joint Escrow Instructions with Gull Avenue, LLC, a Delaware limited liability company, a nonrelated third party, under which Gull Avenue agreed to purchase Montgomery's undeveloped real property known as the Eccles Property, consisting of approximately 7.43 acres located at 560 Eccles Avenue, South San Francisco, County of San Mateo, State of California, 94080.

     Gull Avenue agreed to pay the sum of $10,500,000 in cash at the closing, which is scheduled to occur on such date that is mutually agreed to by Montgomery and Gull Avenue, which shall not be more than 10 days after Gull Avenue's approval of its due diligence contingencies.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         MONTGOMERY REALTY GROUP, INC.


Date:  March 6, 2006     By  /s/ James T. Graeb
                            -------------------------------------
                            James T. Graeb
                            General Counsel